SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 41 TO

                      REGISTRATION STATEMENT NUMBER 2-55252

                        SERIES D-1 INVESTMENT CERTIFICATE

               (FORMERLY SINGLE-PAYMENT CERTIFICATES, SERIES D-1)

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             IDS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
                 (IDS Certificate Company effective April 1984)
               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

               IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
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                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

    Bruce A. Kohn - IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

IDS Series D-1 Investment Certificate


Prospectus/April 28, 1998


This prospectus describes the Series D-1 Investment Certificate (Series D-1) issued by IDS Certificate Company (IDSC). The Series D-1 certificate is offered only in connection with the American Express Retirement Plan, the Career Distributors' Retirement Plan (CDRP), and the IDS Mutual Funds Profit Sharing Plan of the IDS MUTUAL FUND GROUP(individually a "Plan" and collectively the "Plans") and to affiliated companies of IDSC. These Plans have been adopted for the exclusive benefit and participation of eligible employees and personal financial advisors of American Express Financial Corporation (AEFC) and its subsidiary companies, and the IDS MUTUAL FUND GROUP.

IDSC offers persons who retire as full-time employees or as full- time financial advisors or district managers of AEFC and its subsidiary companies the opportunity to purchase the Series D-1 Certificate in Individual Retirement Accounts (IRAs).

IDSC guarantees a specific rate of interest for each calendar quarter. IDSC also guarantees the principal of your certificate (page --).

The Series D-1 certificate matures 20 years from its issue date. Its value at maturity will be equal to total contributions made plus interest earned and less any withdrawals (i.e. surrenders) (page --).

As is the case with other investment companies, these securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

The prospectus gives you facts about the Series D-1 certificate and describes its terms and conditions. You should read it to decide if this certificate is the right investment for you. Keep it with your investment records for future reference.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3463
800-846-4293 (TTY)
An American Express company

Annual Interest Rates as of April 28, 1998


--------------------------------------------------------------------------------
Simple                                      Compound
Interest                                    Effective
Rate                                        Yield

----%                                       ----%
--------------------------------------------------------------------------------

These rates were in effect on the date of this prospectus. IDSC reviews and may change its rates on new purchases each week. The interest rate paid during the first calendar quarter the certificate is owned will be that in effect on the date an application or investment is accepted. IDSC guarantees that when the rate for new purchases takes effect, the rate for the first quarter will be within a specified range of the average 12-month certificate of deposit rate then published in the most recent BANK RATE MONITOR National IndexTM, N. Palm Beach, FL 33408 (page ---). Interest rates for future calendar quarters are declared at the discretion of IDSC and may be greater or less than the rates shown here.

The Series D-1 certificate is backed 100 percent by our investments on deposit instead of by federal insurance. There are no sales or surrender charges. There is no minimum rate of interest. IDSC does not have a distribution agreement or pay a distribution fee with respect to this certificate.

AVAILABLE INFORMATION ABOUT IDSC

IDSC is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and can be inspected and copied at the public reference section of the SEC, Washington, D.C. and also at the following regional offices:

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison St.
Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd.
11th Floor
Los Angeles, CA  90036

You can obtain copies from the Public Reference Section of the SEC, 450 5th Street, N.W., Washington, D.C. 20549 at prescribed rates.

We are not responsible for any information about IDSC except for the information in this prospectus, including any supplements, in any reports filed with the SEC or in any supplemental sales material we have authorized for use in the sale of this certificate.

No person has authority to change the terms of this certificate or to bind IDSC by any statement not in this prospectus.

We reserve the right to issue other securities with different terms.

SUMMARY OF CONTENTS

Listed below is a summary of items you should consider in evaluating the certificate. These items are discussed in more detail elsewhere in the prospectus as indicated.

About the Series D-1 Investment Certificate

Investment Amounts and Interest Rates - The Series D-1 certificate is purchased by the trustee or custodian (page _) at the direction of Plan participants or IRA owners using contributions to a Plan or IRA or by affiliated companies of IDSC. IDSC will pay the trustee or custodian at maturity the face amount plus earned interest. Interest rates are declared each calendar quarter beginning on Jan. 1, April 1, July 1, and Oct. 1. The rate for the first calendar quarter will be within a specified range of an average 12-month certificate of deposit rate as published in the BANK RATE MONITOR National IndexO N. Palm Beach, FL 33408. Future interest rates are at the discretion of IDSC (page --).

Determining the Face Amount and Principal of the Series D-1 Investment Certificate - The face amount of the certificate is the total amount invested. The principal is the total investment plus interest compounded monthly over the 20-year life of the certificate, less withdrawals (page --).

Value at Maturity Will Exceed Face Amount - We guarantee the rate of interest on the Series D-1 certificate for each calendar quarter. Due to interest received, the value at maturity of a certificate held to maturity will exceed the face amount of the certificate (page --).

Earning Interest - Interest accrues and is credited daily and will be compounded at the end of each calendar month (page --).

Using the Series D-1 Investment Certificate

Contributions to the Certificate - Instructions to Plan participants on how to direct contributions to the Series D-1 certificate may be obtained through the appropriate Plan Administrator or, for IRAs, from your financial advisor or your local American Express Financial Advisors office or by writing to American Express Financial Advisors Inc., IDS Tower 10,

Minneapolis, MN 55440-0534 or by calling 1-800-437-3463. The Series D-1 certificate is offered only to eligible participants in connection with the American Express Retirement Plan, the CDRP, the IDS DVP Retirement Plan, the IDS DVP Savings Plan, the IDS Mutual Funds Profit Sharing Plan, IRAs of persons who retire as full-time AEFC employees, financial advisors or district managers and to affiliated companies of IDSC (page --).

Other IRAs or 401(k) Plan Accounts and Other Qualified Retirement Accounts - When a participant takes a qualifying distribution from a plan qualified under Internal Revenue Code 401(a), the participant's Series D-1 certificate plan account may be rolled over into an IRA or other qualified retirement plan account where allowed by a Plan (page --). The Career Distributors' Retirement Plan is a nonqualified deferred compensation plan.

Receiving Cash - A participant in a Plan (other than CDRP) or an IRA owner may receive cash after taking an "in kind" distribution of his or her Series D-1 certificate plan account or IRA, subject to federal tax laws and the terms of the payout options (page --).

At Maturity - If the Series D-1 certificate is held to maturity following an "in kind" distribution, a check for the principal will be sent. Payout options also are available (page --).

Transferring the Series D-1 Certificate Ownership - While the Series D-1 certificate is not negotiable, under limited circumstances it can, if eligible, be transferred to a qualified plan or IRA trustee or custodian upon written request (page --).

Giving Us Instructions - All instructions to us must be in proper written form (page --).

Income and Taxes

Tax Treatment of this Investment - Interest earned on the Series D-1 certificate is generally not taxable until withdrawn (page --).

How your money is used and protected

Invested and guaranteed by IDSC - IDSC, a wholly owned subsidiary of AEFC, issues the Series D-1 certificate in the name of the custodian of the IRA, trustee of a Plan or in the case of the CDRP of AEFC, to AEFC as the sponsor of the plan or to an affiliated company of IDSC. This section gives basic information about IDSC's assets and income (page --).

Regulated by Government - The Series D-1 certificate is a security and is governed by federal and state law (page --).

Backed by our investments - Our investments, mostly debt securities, are on deposit (page --).

Investment Policies - We do not purchase securities on margin or invest in commodities nor do we participate on a joint basis or joint-and-several basis in any trading account in securities. There are no restrictions on concentration of investments in industries. We may lend securities and receive cash equal to the market value of the securities as collateral. We also may purchase securities on a "when-issued" basis (page --).

Relationship Between IDSC and AEFC - AEFC is our parent company. It, in turn, is owned by American Express Company (American Express) (page --).

Capital structure and certificates issued - (page --).

Investment management and services - AEFC acts as investment advisor for our certificates. The Investment Advisory and Services Agreement governs AEFC's transactions on our behalf and the fees we pay AEFC for investment advisory services. There is no distribution fee charged (page --).

Employment of Other American Express Affiliates - AEFC may employ other American Express affiliates to perform certain transactions for us (page --).

Directors and officers - This section contains information about our management and directors. (page -----).

ABOUT THE SERIES D-1 INVESTMENT CERTIFICATE

Investment Amounts and Interest Rates

The Series D-1 Certificate is a security purchased with single or multiple payments. The amount that can be invested is determined by the provisions of the Plans and applicable tax laws. A participant's Plan investment is the dollar amount or its equivalent percentage contributions directed to the participant's Plan account. The interest rate applied to the investment is the quarterly rate then in effect. Investments earn interest from the date IDSC accepts each Plan contribution or IRA contribution.

Interest on the Series D-1 certificate is guaranteed for each calendar quarter. The rate paid will not change during a quarter. A calendar quarter begins each Jan. 1, April 1, July 1, or Oct. 1. IDSC guarantees that when rates for new purchases take effect, the rate will be within a range from 75 to 175 basis points above the average interest rate then published for 12-month certificates of deposit in the BANK RATE MONITOR National Index (trademark), N. Palm Beach, FL 33408. For example, if the rate published for a given week in the BANK RATE MONITOR National Index (trademark), N. Palm Beach, FL 33408 for 12-month certificates is 3.25 percent, IDSC's rate in effect for new purchases would be between 4 percent and 5 percent.

Interest rates may differ for investments of more than $1 million in one or more Series D-1 Certificates by any affiliated company of IDSC. When rates for new purchases by any such company take effect, the rate will be within a range from 20 basis points below to 80 basis points above the average interest rate then published for 12-month certificates of deposit in the BANK RATE MONITOR National Index (trademark), N. Palm Beach, FL 33408.

The BANK RATE MONITOR National Index (trademark), N. Palm Beach, FL 33408 is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in large metropolitan areas. The frequency of compounding varies among the banks and thrifts.

Certificates of deposit in the BANK RATE MONITOR National Index (trademark), N. Palm Beach, FL 33408 are government-insured fixed-rate time deposits. The BANK RATE MONITOR National Index (trademark), N. Palm Beach, FL 33408 is published in the BANK RATE MONITOR, a weekly magazine published in N. Palm Beach, FL, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. It is not affiliated with IDSC, AEFC, or any of their affiliates.

The publisher of the BANK RATE MONITOR distributes to national and broadcast news media on a regular weekly basis its current index rates for various terms of certificates of deposit of banks and thrifts.

The BANK RATE MONITOR periodical may be available in your local library. To obtain information on the current BANK RATE MONITOR Top Market AverageTM rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Interest is credited to the certificate daily. The rate in effect on the day the contribution is accepted in Minneapolis will apply to the certificate. The interest rate shown on the front of this prospectus may or may not be in effect on the date a participant's contribution is accepted.

Interest for future calendar quarters may be greater or less than the rates for the first quarter. The then prevailing investment climate, including 12-month average certificate of deposit effective yields as reflected in the BANK RATE MONITOR National Index (trademark), N. Palm Beach, FL 33408, will be a primary consideration in deciding future rates. Nevertheless, IDSC has complete discretion as to what interest it will declare beyond the initial quarter.

Any investments rolled over from the Series D-1 certificate to an IRA or 401(k) plan account or other qualified retirement account will be subject to the limits and provisions of that account or plan and applicable tax laws.

Determining  the  Face  Amount  and  Principal  of  the  Series  D-1  Investment
Certificate

The face amount is the amount of the initial investment in the Series D-1 certificate. At the beginning of each quarter, all interest previously credited to a Series D-1 certificate and not withdrawn will become part of its principal. For example: if the initial investment in a certificate was $100,000, the face amount would be $100,000. If the certificate earns $1,000 in interest during a quarter and it is not withdrawn, the principal for the next quarter will be $101,000. Your principal is guaranteed by IDSC.

Value at Maturity Will Exceed Face-Amount

The Series D-1 certificate matures in 20 years except as provided in "receiving cash" under "Using the Series D-1 Investment Certificate." A certificate held to maturity will have had interest declared each quarter over its life. Interest once declared for the quarter will not be reduced. The value at maturity will exceed the face amount.

Earning Interest

Interest is accrued and credited daily on the Series D-1 certificate. If a withdrawal is made during a month, interest will be paid to the date of the withdrawal. Interest is compounded at the end of each calendar month. The amount of interest earned each month is determined by applying the daily interest rate then in effect to the daily balance of the Series D-1 certificate. Interest is calculated on a 360-day year basis.

USING THE SERIES D-1 INVESTMENT CERTIFICATE

Contributions to the Series D-1 Investment Certificate

A contribution will be made to the Series D-1 Certificate by the Plan sponsor as directed by the participant. Instructions to Plan participants on how to direct Plan contributions to a Series D-1 certificate may be obtained from the appropriate Plan Administrator. The amount of contributions made on behalf of a participant or AEFC will be limited by the terms of the Plan and applicable tax laws.

Any additional contributions in a Plan or IRA made on behalf of participants or investors who already have a beneficial interest in or related to an IDS Series D-1 Investment Certificate in the same Plan or IRA will be added directly to that certificate, rather than invested in a new certificate.

The Series D-1 certificate is offered only in connection with the American Express Retirement Plan, the CDRP, the IDS DVP Retirement Plan, the IDS DVP Savings Plan, the IDS Mutual Funds Profit Sharing Plan, and the IRAs of persons who retire as full-time employees, financial advisors or district managers of AEFC, its subsidiary companies, and the IDS MUTUAL FUND GROUP and to affiliated companies of IDSC. These Plans are for the exclusive benefit of eligible employees and financial advisors of AEFC and its subsidiary companies and the IDS MUTUAL FUND GROUP. Any Series D-1 certificate issued will be owned by and issued in the name of the trustee or custodian of the IRA or Plan except that a certificate issued in conjunction with CDRP will be issued in the name of AEFC.

Participating employees and advisors have a beneficial interest in or related to the applicable Series D-1 certificates but are not the direct owners. The terms of a Plan, as interpreted by the applicable Plan trustee, or AEFC in the case of CDRP, will determine how a participant's individual account is administered. These terms will likely differ in some aspects from those of the Series D-1 certificate. The custodian or trustee may change the ownership of any Series D-1 certificate issued to a participant in a Plan in connection with an "in kind" distribution of benefits from a Plan as described below. Any new custodian or trustee, including any IRA custodian, will be responsible for contacting us to change ownership.

Other IRAs or 401(k) Plan Accounts and Other Qualified Retirement Accounts

Unless prohibited by your Plan, any Series D-1 certificate proceeds distributed to an eligible participant in a qualifying distribution, may be invested in an IRA or qualified retirement plan. Transfer of proceeds of the Series D-1 certificate to an IRA, or 401(k) plan account or other qualified retirement plan account will be limited by Plan provisions and applicable federal law. Federal tax laws may affect your ability to invest in certain types of retirement accounts. You may wish to consult your tax advisor or your local American Express Tax and Business Services tax professional, where available, for further information.

In addition, under limited circumstances a Series D-1 certificate may be transferred "in kind" to an IRA or qualified retirement account. An "in kind" distribution will not reduce or extend the certificate's maturity. If an "in kind" transfer is made, the terms and conditions of the Series D-1 certificate apply to the IRA or qualified retirement account as the holder of the certificate. The terms of the Plan, as interpreted by the Plan trustee or administrator, will determine how a participant's individual account with the Plan is administered. These terms may differ from the terms of the certificate. A Series D-1 certificate may only be distributed "in kind" to an IRA or other qualified retirement account. If you make a withdrawal from a qualified retirement plan or IRA prior to age 59 1/2, you may be required to pay federal early distribution penalty tax.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA. See your tax adviser to see how these rules apply to you before you request a distribution from your plan or IRA.

Receiving Cash

The following sections briefly describe the limitations upon a participant's ability to withdraw cash from the Series D-1 certificate. Any such withdrawal could take place after the participant has taken an "in kind" distribution of the Series D-1 certificate.

Federal Tax Limitations - The following briefly discusses certain federal tax limitations on a participant's ability to take "in kind" distributions. You may wish to consult your tax adviser or your local American Express Tax and Business Services tax professional, where available, for further information.

If a Series D-1 certificate is distributed to the beneficial owner by the trustee or custodian of a plan qualified under Section 401(a) of the Internal Revenue Code of 1986 then, unless otherwise elected by the trustee or custodian on a form satisfactory to IDSC:

1) the maturity date will be no later than the end of the taxable year in which the later of the following occurs:

     a)   the beneficial owner attains age 70 1/2; or

     b) distribution of the Series D-1 certificate is made to the beneficial owner; and

2) the total value of the Series D-1 certificate will be paid out in equal or substantially equal monthly, quarterly, semiannual or annual payments over a specified period of time which does not extend beyond the life expectancy (determined as of the maturity date) or the joint and survivor life expectancy of the beneficial owner and his/her spouse.

If the Series D-1 certificate is issued in connection with an Individual Retirement Account (IRA) or other qualified Plan, (1) the owner must elect a maturity date which is no later than the taxable year in which he or she attains age 70 1/2, and (2) the total value of the Series D-1 certificate will be paid out in equal or substantially equal monthly, quarterly, semiannual or annual payments over a specified period of time which does not extend beyond the owner's life expectancy (determined as of the end of the taxable year in which the owner attains age 70 1/2) or the joint and survivor life expectancy of the owner and his/her spouse.

Except as noted above, each of the payout options described is subject to the following general provisions governing payout options.

         `All election(s) must be made by written notice in a form acceptable by IDSC. The election(s) will become effective on the date(s) chosen.

         `No election(s) can be made that will require IDSC to make any payment later than 30 years from the date elected; and make any term or periodic interest payment of less than $50.

         `After the date of the elected payout option, the owner may elect to receive all or part of the balance left under a payout option. If done only in part, the balance may be left under the elected option.

Payout Options - Any time after the issue date of the Series D-1 certificate if an "in kind" distribution has occurred, including at the time of maturity, a payout option may be elected for all or any part of a Plan investment. The payout options are described below.

Payout options may be changed. The balance remaining in the certificate will continue to accrue interest at the then current rate; the amount transferred to an option will continue to accrue interest at the then current option rate. The maturity date of the balance will not be affected. Notwithstanding the provisions of the payout options herein described, tax laws in effect at the time a payout option is selected and plan provisions may limit the availability of the option.

Withdrawals - Withdrawals can be made from the certificate. To do so, a request must be submitted in a form acceptable to IDSC at the address or phone number on the cover of this prospectus. If proceeds from a full or partial surrender are received directly by a participant and are not transferred to a trustee or custodian of a qualified retirement plan, the participant may be penalized by the IRS for this may be considered an early withdrawal.

Installment Payments - Installment payments of $50 or more may be elected. The payment periods designated may be monthly, quarterly, semiannually or annually over a period of more than two years but less than 30 years, but also cannot exceed that permitted under federal tax law. Payments will begin one payment period after the effective date of the payout option. Depending on the size of the payment selected, these payments may include both principal and interest.

Periodic Interest Payments - Combined interest on the Series D-1 certificate may be paid in monthly, quarterly, semiannual or annual payments of more than two years but less than 30 years provided the payments are at least $50. The time period selected cannot exceed that permitted under federal tax law.

Deferred Interest - At maturity or after any installment or periodic interest payout plan has begun, all or part of the Series D-1 certificate may be left with IDSC to continue to earn interest for an additional period of years. The additional years elected may not exceed the earlier of 30 years from the date of maturity or date on which the participant reaches age 70 1/2.

At its option, IDSC may defer for not more than thirty days any payment to which the participant may become entitled prior to the Series D-1 certificate's maturity. IDSC will pay interest on the amount deferred at the rate used in accumulating the reserves for the Series D-1 certificate for any period of deferment. Any payment by us also may be subject to other deferment as provided by the rules, regulations or orders made by the Securities and Exchange Commission.

At Maturity

If an "in kind" distribution has been taken, at the Series D-1 certificate's maturity, a check will be sent for the remaining value of the certificate. Instead of receiving cash, the Deferred Interest Option, or one of the payout options explained above may be selected.

Transferring Series D-1 Investment Certificate Ownership

When the Series D-1 certificate is owned by a trustee or custodian of a Plan or IRA, the trustee or custodian may request a transfer of the ownership of the Series D-1 certificate on the books of IDSC. A transfer request must be in a form acceptable to the Plan or the IRA custodian and to IDSC and received at IDSC's home office.

Giving Us Instructions

We must receive proper notice in writing or by telephone of any instructions regarding a certificate.

Proper written notice must:

`be addressed to our home office,

`include sufficient information for us to carry out the request, and

`be signed and dated by all participant(s).

All amounts payable by us in connection with the Series D-1 certificate are payable at our home office unless we advise otherwise.

To give us instructions by telephone, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

INCOME AND TAXES

Tax Treatment of This Investment

Interest paid to the Series D-1 certificate is generally not taxable until a participant begins to make withdrawals. For further discussion of certain federal tax limitations, see page _.

Rules regarding Plan distributions and other aspects of the Series D-1 certificate are complicated. We recommend that participants consult their own tax advisor or local American Express Tax and Business Services tax professional, where available, to determine how the rules may apply to their individual situation.

Withholding Taxes

According to federal tax laws, you must provide us with your correct certified taxpayer identification number. This number is your Social Security number. If you do not provide this number, we may be required to withhold a portion of your interest income and certain other payments, including distributions from a retirement account or qualified plan. Be sure your correct taxpayer identification number is provided.

If you supply an incorrect taxpayer identification number, the IRS may assess a $50 penalty against you.

How your money is used and protected

Invested and guaranteed by IDSC


The IDS Series D-1 Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1997.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

      interest to certificate owners, and
      various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit that are similar to our certificates in many ways. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the deposited money to individuals, businesses and other enterprises. Other financial institutions may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Series D-1 Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1997, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $____ million.


Backed by our investments


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1997:


____%    corporate and other bonds
____     government agency bonds
____     preferred stocks
____     mortgages
____     cash and cash equivalents
____     municipal bonds

As of Dec. 31, 1997, about ____% of our securities portfolio (bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the Financial Statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Trust Company), Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1997 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the Financial Statements.


Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities -- Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -- We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -- We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -- We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -- From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -- We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -- We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities -- Most of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financials transactions including hedges -- We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -- A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1997, IDSC held about ____% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1997, AEFC managed investments, including its own, of more than $____ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than ____ offices and more than _____ financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

American Express Financial Advisors Inc. is not a bank, and the securities offered by it, such as face amount certificates issued by IDSC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


For fiscal year ended Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $_____ of installment certificates and $_____ of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

                                       Percentage of total
Included assets                             book value
First $250 million                              0.75%
Next 250 million                                0.65
Next 250 million                                0.55
Next 250 million                                0.50
Any amount over 1 billion                       0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or a service fee.

Advisory and services fees for the past three years were:


                                            Percentage of
Year              Total fees                included assets
1997              __________                _____
1996              __________                _____
1995              __________                _____

Estimated advisory and services fees for 1998 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o brokerage commissions; fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate holder accounts); and

o    expenses of customer settlements not attributable to any sales function.

Distribution


Under a Distribution Agreement with American Express Financial Advisors Inc. we pay an annual fee of $100 for the distribution of this certificate.

This fee is not assessed to your certificate account.

Transfer Agent

Under a Transfer Agency Agreement American Express Client Service Corporation (AECSC) maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


Employment of other American Express affiliates

AEFC may employ another affiliate of American Express as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $__________ during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director,   Communications  Holdings,  Inc.  Former  vice  president  and  group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of marketing and products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - marketing and products of AEFC since 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Con Rad Broadcasting Corp. Former Director, Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957. Director since 1994.
President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957. President since 1994.


Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president-investments since 1994.
Vice president - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - real estate loan management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate holder upon request.


Ernst & Young, LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young, LLP, is also the auditor for American Express, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133
Mpls./St. Paul area:       612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Easy Access Line


Account value, cash transactions information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919


IDS Series D-1 Investment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                           The expenses in connection with the issuance and
                  distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                           The By-Laws of IDS Certificate Company provide that
                  it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                           The By-Laws further provide that indemnification
                  questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also
                  Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

Period of sale         Title of securities                     Amount sold
1994                   IDS Special Deposits                      $ 18,013,424.38
1995                   IDS Special Deposits                        56,855,953.53
1996                   IDS Special Deposits*                       41,064,846.74
1997                   American Express Special Deposits          182,788,631.00

* Renamed American Express Special Deposits in April 1996.

(b)               Underwriters and other purchasers

IDS Special Deposits are marketed by American Express Bank Ltd. (AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All IDS Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $88,686.14 in 1994, $172,633.41 in 1995, $301,946.44 in 1996 and
$592,068.70 in 1997.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)  Exhibits

     1.(a) Copy of Distribution  Agreement  dated  November  18,  1988,  between
           Registrant and IDS Financial Services Inc., filed  electronically  as
           Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called the IDS Investors Certificate), is incorporated herein by reference.

     2.   Not Applicable.

     3.(a)Certificate  of   Incorporation,   dated  December  31,  1977,   filed
          electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

       (b)Certificate of Amendment, dated April 2, 1984, filed electronically as
          Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

       (c)By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, are incorporated herein by reference.

     4.   Not Applicable.

     5. An opinion and consent of counsel as to the legality of the securities being registered will be filed with a subsequent Post-Effective Amendment to Registration Statement No. 2-55252.

     6 through 9. -- None.

   10.(a) Investment  Advisory and Services  Agreement between  Registrant and
          IDS/American Express Inc. dated January 12, 1984, filed as Exhibit 10(a) to Registration Statement No. 2-89507, is incorporated herein by reference.

     (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

     (c) Foreign Deposits Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as
          Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

     (d) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as
          Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577, is incorporated herein by reference.

     (e) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

     (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

     (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

     (h) Selling Agent Agreement dated December 31, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 16(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

     (i) Consulting Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 incorporated herein by reference.

     (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 16(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252.

         11 through 23. -- None.

  24.(a)  Officers'   Power  of   Attorney,   dated  May  17,   1994,   filed
          electronically as Exhibit 25(a) to Post-Effective  Amendment No. 37 to
          Registration   Statement  No.  2-55252  is   incorporated   herein  by
          reference.

     (b) Directors' Power of Attorney, dated February 29, 1996, electronically as Exhibit 24(b) to Post-Effective Amendment No. 39 to Registration Statement No. 2-55252 is incorporated herein by reference.

         25 through 27. -- None.

(b) The financial statement schedules for IDS Certificate Company will be filed with a subsequent Post-Effective Amendment to Registration Statement No. 2-55252.

Item 17. Undertakings.

                           Without limiting or restricting any liability on the
                  part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of IDS Financial Services Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 15th day of January, 1998.

                                                IDS CERTIFICATE COMPANY



                                                By: /s/ Stuart A. Sedlacek*
                                                Stuart A. Sedlacek, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 15th day of January, 1998.


Signature                               Capacity

/s/ Stuart A. Sedlacek* **              President and Director
Stuart A. Sedlacek                      (Principal Executive Officer)



___________________________             Vice President and Treasurer
Jeffrey S. Horton                       (Principal Financial Officer)


/s/ Jay C. Hatlestad*                   Vice President and Controller
Jay C. Hatlestad                        (Principal Accounting Officer)

/s/ David R. Hubers**                   Director
David R. Hubers

/s/ Charles W. Johnson**                Director
Charles W. Johnson

/s/ Richard W. Kling**                  Chairman of the Board of Directors
Richard W. Kling                        and Director

/s/ Edward Landes**                     Director
Edward Landes

/s/ John V. Luck**                      Director
John V. Luck

/s/ James A. Mitchell**                 Director
James A. Mitchell

/s/ Harrison Randolph**                 Director
Harrison Randolph

/s/Gordon H. Ritz**                     Director
Gordon H. Ritz

*Signed  pursuant to  Officers'  Power of  Attorney  dated May 17,  1994,  filed
electronically  as  Exhibit  25(a)  to   Post-Effective   Amendment  No.  37  to
Registration Statement No. 2-55252, incorporated herein by reference.


-------------------------.
Bruce A. Kohn


**Signed pursuant to Directors' Power of Attorney dated February 29, 1996, filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  39  to
Registration Statement No. 2-55252, incorporated herein by reference.



-------------------------.
Bruce A. Kohn

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 41 TO
                       REGISTRATION STATEMENT NO. 2-55252



Cover Page

Prospectus

Part II Information

Signatures

Exhibits